Exhibit 99.1

321 SOUTH BOSTON AVENUE, SUITE 1000

TULSA, OKLAHOMA 74103

PRESS RELEASE FOR IMMEDIATE ISSUANCE

MIDSTATES PETROLEUM ANNOUNCES FIRST QUARTER 2019 RESULTS

TULSA, OK — (BUSINESS WIRE) — May 10, 2019 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) (NYSE: MPO) today announced its first quarter 2019 operational and financial results.

First Quarter 2019 Highlights and Recent Key Items

•                  Announced on May 6, 2019, an all-stock merger-of-equals with Amplify Energy Corp., creating a company with a robust proved developed reserves value and significant upside potential. The combined entity’s top-tier free cash flow, attractive leverage, and strong liquidity will provide additional capacity to accelerate capital return and explore further potential market consolidation opportunities.

•                  Approximately 36% of Midstates and greater than 50% of Amplify stockholders have committed to vote their shares in favor of the merger, pursuant to support agreements entered into in connection with the merger agreement

•                  The combination of Midstates Petroleum and Amplify Energy is projected to provide the following:

•                  Immediate value creation through annual synergies totaling at least $20 million

•                  Projected 2019 levered free cash flow of at least $65 million, delivering a top-tier pro forma free cash flow yield of greater than 15%(1)

•                  Significant upside to current equity value, based on the ~$230 million value disconnect between the combined company current enterprise value of $729(2) million before synergies and the pro forma combined proved developed reserve value of $960 million(3)

•                  Robust balance sheet and liquidity that will allow for acceleration of capital return programs

•                  During the first quarter of 2019, Midstates achieved the following:

•                  Reported a net loss of $17.8 million, or $0.78 per share for the first quarter 2019 which included a $7.7 million loss on commodity derivative contracts and a $9.7 million non-cash ceiling-test impairment

•                  Achieved production of 13,239 barrels of oil equivalent per day (Boepd) for the first quarter 2019, down quarter-over-quarter due to the Company’s decision to pause drilling in Q3 2018 and the run off of flush production from the enhanced workover program in 2018

•                  Generated Adjusted EBITDA of $14.2 million in the first quarter of 2019, outpacing quarterly operational capital expenditures by approximately $7.8 million

•                  Successfully returned capital to shareholders through the completion of a $50 million tender offer in February 2019

(1) 2019E levered free cash flow yield = (2019E adjusted EBITDA — 2019E capital expenditures — 2019E interest expense) / market capitalization as of May 3, 2019

(2) As of May 3, 2019

(3) Based on April 30, 2019 strip pricing

For the first quarter of 2019, Midstates reported a net loss of $17.8 million, or $0.78 per share, which included the impact of a $7.7 million loss related to the Company’s commodity derivative contracts and a

$9.7 million non-cash ceiling-test impairment. In the same period in 2018, the Company reported net income of $4.0 million, or 0.15 per share, including the impact of a $3.9 million commodity derivative charge, and in the fourth quarter of 2018 reported net income of $35.8 million, or $1.38 per share, including the impact of a $25.4 million commodity derivative gain.

In the first quarter of 2019, Midstates generated Adjusted EBITDA of $14.3 million, excluding advisory fees and costs incurred for strategic reviews. This compares to $29.7 million for the same quarter in 2018 and $27.8 million for the fourth quarter of 2018.

David Sambrooks, President and Chief Executive Officer, commented, “Over the past year we have been focused on operational excellence, strengthening our financial position and creating value for our shareholders. We believe that the merger with Amplify will create a differentiated company with increased scale that will meaningfully enhance value through cost synergies, opportunistic mergers and acquisitions, and improved financial flexibility. The combined company is forecasted to create significant free cash flow from a robust and diverse asset base with substantial upside potential.”

Mr. Sambrooks continued, “We are off to a solid start in 2019, performing on budget and in line with our year-end 2018 reserve report.  As we look to the remainder of 2019, we will work hard to close this unanimously approved merger by participating members of both company’s Boards in the third quarter, which we believe adds value to all shareholders. Until then, we remain committed to optimizing our production, minimizing costs and operating efficiently to further enhance our Company.”

(Adjusted EBITDA, Adjusted Cash Operating Expenses, and Adjusted Cash G&A Expenses are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” in the tables below.)

Operational Update

Midstates ceased drilling at the end of the third quarter of 2018 in order to further study the production results of its recent extended lateral wells. With the erosion of commodity prices in the fourth quarter of 2018, the Company elected to continue the pause in drilling through mid-year 2019 to maximize free cash flow generation from its producing properties and will evaluate future development plans as the Company moves forward.

Production and Pricing

Production during the first quarter of 2019 totaled 13,239 Boepd, compared with 16,351 Boepd during the fourth quarter of 2018.  Oil volumes comprised 26% of total production, natural gas liquids (NGLs) 27%, and natural gas 47% during the first quarter of 2019.  Production for the first quarter of 2019 was down sequentially due to natural decline as a result of the Company’s decision to pause its active development starting in the fourth quarter of 2018 and the run-off of flush production from the enhanced workover program undertaken during the second and third quarters of 2018.

Total oil, NGLs and natural gas revenues in the first quarter of 2019 were approximately $29.2 million, before the impact of derivatives, compared to $43.2 million in the fourth quarter of 2018.  During the first quarter of 2019, the Company realized a loss on derivatives of $7.7 million, compared with a $25.4 million gain during the fourth quarter of 2018.

The following table sets forth information regarding average realized sales prices for the periods indicated:

	For the Three Months	For the Three Months
	Ended March 31, 2019	Ended March 31, 2018	% Change
AVERAGE SALES PRICES:
Oil, without realized derivatives (per Bbl)	$53.65	$62.41	(14.0)%
Oil, with realized derivatives (per Bbl)	$57.00	$59.57	(4.3)%
Natural gas liquids, without realized derivatives (per Bbl)	$19.52	$26.04	(25.0)%
Natural gas liquids, with realized derivatives (per Bbl)	$19.52	$26.04	(25.0)%
Natural gas, without realized derivatives (per Mcf)	$1.94	$1.76	10.2%
Natural gas, with realized derivatives (per Mcf)	$1.86	$2.04	(8.8)%

Hedging Update

To reduce downside commodity price risk and protect cash flow, Midstates has entered into a number of swaps and three-way collars to hedge a portion of the Company’s oil and natural gas revenues through 2020. A summary of the Company’s hedges is included in the below table.

	NYMEX WTI
	Fixed Swaps		Three-Way Collars
	Hedge Position (Bbls)	Weighted Avg Strike Price	Hedge Position (Bbls)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub-Floor Price
Quarter Ended:
June 30, 2019(1)	57,650	$64.69	182,000	$63.14	$53.75	$43.75
September 30, 2019(1)	46,000	$62.96	184,000	$63.14	$53.75	$43.75
December 31, 2019(1)	46,000	$61.43	184,000	$63.14	$53.75	$43.75
March 31, 2020(1)	—	$—	91,000	$65.75	$50.00	$40.00
June 30, 2020(1)	—	$—	91,000	$65.75	$50.00	$40.00
September 30, 2020(1)	—	$—	92,000	$65.75	$50.00	$40.00
December 31, 2020(1)	—	$—	92,000	$65.75	$50.00	$40.00

	NYMEX HENRY HUB
	Fixed Swaps		Three-Way Collars
	Hedge Position (MMBtu)	Weighted Avg Strike Price	Hedge Position (MMBtu)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub-Floor Price
Quarter Ended:
June 30, 2019(1)	1,365,000	$2.75	—	$—	$—	$—
September 30, 2019(1)	1,380,000	$2.75	—	$—	$—	$—
December 31, 2019(1)	465,000	$2.75	610,000	$3.45	$2.65	$2.15
March 31, 2020(1)	—	$—	910,000	$3.45	$2.65	$2.15

(1)         Positions shown represent open commodity derivative contract positions as of March 31, 2019.

Costs and Expenses

Adjusted Cash Operating Expenses (which excludes debt restructuring and advisory fees, as well as severance costs) for the first quarter of 2019 were $15.2 million, or $12.73 per Boe, compared with $16.6 million, or $11.02 per Boe, in the fourth quarter of 2018. The decrease in absolute Adjusted Cash Operating Expenses was due primarily to lower production in the first quarter of 2019.

Lease operating expenses (LOE) and workover expenses combined totaled $9.0 million, or $7.54 per Boe, in the first quarter of 2019, compared with $10.6 million, or $7.05 per Boe, in the fourth quarter of 2018.  While total LOE and workover expense reduced $1.6 million, LOE per Boe increased quarter-over-quarter primarily due to decreased production.

Severance and other taxes for the first quarter of 2019 were $1.9 million, or $1.62 per Boe (6.6% of oil, NGL and natural gas sales revenue), compared to $2.7 million, or $1.78 per Boe (6.2% of oil, NGL and natural gas sales revenue) in the fourth quarter of 2018. Severance and other tax rates have increased from prior quarters due to legislation that was signed into law in Oklahoma that increased the 4.0% incentive tax rate to 7.0% effective with December 2017 production. Additionally, new legislation was signed into law in March 2018 in Oklahoma to further amend the gross production incentive tax rate for wells drilled beginning July 1, 2015 from 2.0% to 5.0% effective July 2018.

In January 2019, to better align Midstates’ general and administrative (G&A) expense with its current activity levels, the Company completed a workforce reduction that is expected to result in annualized Adjusted Cash G&A expense savings of $4 million to $5 million (excluding one-time costs).  G&A expenses for the first quarter of 2019 totaled $6.4 million, or $5.40 per Boe, compared to $4.8 million, or $3.20 per Boe, in the fourth quarter of 2018.  First quarter 2019 and fourth quarter 2018 G&A expenses included net non-cash share-based compensation expense of $1.0 million, or $0.81 per Boe, and $1.1 million, or $0.72 per Boe, respectively. Adjusted Cash G&A expense, which excludes non-cash share-based compensation and certain non-recurring items, but includes capitalized general and administrative costs, totaled $4.2 million, or $3.56 per Boe for the first quarter of 2019, compared to $3.3 million, or $2.17 per Boe, in the fourth quarter of 2018.  First quarter 2019 Adjusted Cash G&A expenses increased compared to fourth quarter of 2018 primarily due to costs related to the tender offer completed in February 2019 and other one-time employee related items.

Depreciation, depletion and amortization expense for the first quarter of 2019 totaled $11.8 million, or $9.91 per Boe, compared to $14.8 million, or $9.85 per Boe in the fourth quarter of 2018.

Interest expense totaled $0.9 million (net of amounts capitalized) for the first quarter of 2019, compared to $0.7 million in the fourth quarter of 2018.  The Company capitalized $0.1 million in interest to unproved properties in the first quarter of 2019 and $0.2 million in fourth quarter of 2018.

The Company had an effective tax rate of 0% and did not record an income tax expense or benefit for both the first quarter of 2019 or the fourth quarter of 2018.

Capital Expenditures

In the first quarter of 2019, the Company invested $6.4 million of operating capital in the Mississippian Lime.  Capital spending was primarily allocated to capital workover activities during the first quarter of 2019.

The following table provides operational capital spending detail as well as a reconciliation to total capital expenditures for the three months ended March 31, 2019 (in thousands):

For the Three Months Ended March 31, 2019
Drilling and completion activities	$5,335
Acquisition of acreage and seismic data	1,108
Operational capital expenditures incurred	$6,443
Capitalized G&A, office, ARO & other	70
Capitalized interest	103
Total capital expenditures incurred	$6,616

Balance Sheet and Liquidity

On March 31, 2019, the Company’s liquidity was approximately $110 million, consisting of cash and cash equivalents of $1 million and $109 million available under its credit facility. Its long-term debt was $59 million, resulting in net debt of approximately $58 million.

On April 11, 2019, the Company’s borrowing base under its revolving credit facility was reaffirmed at $170 million.  The next scheduled borrowing base redetermination will occur during the fourth quarter of 2019.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements that are not statements of historical fact, including statements regarding the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, resource potential, drilling locations, prospects and plans and objectives of management, are considered forward-looking statements. Without limiting the generality of the foregoing, these statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, the Company gives no assurance that these plans, intentions or expectations will be achieved when anticipated or at all.  Moreover, such statements are subject to a number of factors, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These factors include, but are not limited to variations in the market demand for, and prices of, oil and natural gas; uncertainties about the Company’s estimated quantities of oil and natural gas reserves, resource potential and drilling locations; the adequacy of the Company’s capital resources and liquidity; general economic and business conditions; weather-related downtime; failure to realize expected value creation from property acquisitions; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; risks related to the concentration of the Company’s operations; drilling results; and potential financial losses or earnings reductions from the Company’s commodity derivative positions.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids-rich basins in the onshore U.S. The Company’s operations are currently focused on oilfields in the Mississippian Lime play in Oklahoma.

*********

Contact:

Midstates Petroleum Company, Inc.

Jason McGlynn — Vice President - Strategic Planning, Investor Relations & Treasury

(918) 947-4614

Jason.McGlynn@midstatespetroleum.com

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$717	$11,341
Accounts receivable:
Oil and gas sales	17,519	22,165
Joint interest billing	2,253	2,474
Other	377	1,374
Commodity derivative contracts	309	6,940
Other current assets	2,534	1,684
Total current assets	23,709	45,978
PROPERTY AND EQUIPMENT:
Oil and gas properties, on the basis of full-cost accounting
Proved properties	818,013	809,272
Unproved properties not being amortized	1,869	4,050
Other property and equipment	6,340	6,345
Less accumulated depreciation, depletion, amortization and impairment	(287,544)	(266,198)
Net property and equipment	538,678	553,469
OTHER NONCURRENT ASSETS:
Commodity derivative contracts	—	791
Right-of-use lease assets	4,648	—
Other noncurrent assets	5,762	5,257
Total other noncurrent assets	10,410	6,048
TOTAL	$572,797	$605,495
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,536	$6,511
Accrued liabilities	21,973	25,521
Commodity derivative contracts	908	—
Lease liabilities	1,236	—
Total current liabilities	27,653	32,032
LONG-TERM LIABILITIES:
Asset retirement obligations	8,244	8,087
Commodity derivative contracts	251	80
Long-term debt	59,059	23,059
Long-term lease liabilities	4,041	—
Other long-term liabilities	—	560
Total long-term liabilities	71,595	31,786

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding at March 31, 2019 and December 31, 2018	—	—
Warrants, 6,979,609 and 6,625,554 warrants outstanding at March 31, 2019 and December 31, 2018	37,329	37,329
Common stock, $0.01 par value, 250,000,000 shares authorized; 20,619,765 shares issued and 20,414,422 shares outstanding at March 31, 2019; 25,520,170 shares issued and 25,345,981 shares outstanding at December 31, 2018	206	255
Treasury stock	(2,717)	(2,455)
Additional paid-in-capital	481,901	531,911
Retained deficit	(43,170)	(25,363)
Total stockholders’ equity	473,549	541,677
TOTAL	$572,797	$605,495

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
REVENUES
Oil sales	$16,327	$32,414
Natural gas liquid sales	6,216	11,038
Natural gas sales	6,610	8,337
Other revenue	688	1,055
Total revenue from contracts with customers	29,841	52,844
Losses on commodity derivative contracts—net	(7,732)	(3,939)
Total revenues	22,109	48,905
EXPENSES:
Lease operating and workover	8,990	14,808
Gathering and transportation	19	57
Severance and other taxes	1,933	2,861
Asset retirement accretion	157	297
Depreciation, depletion, and amortization	11,794	15,213
Impairment in carrying value of oil and gas properties	9,653	—
General and administrative	6,438	9,857
Total expenses	38,984	43,093
OPERATING INCOME (LOSS)	(16,875)	5,812
OTHER EXPENSE
Interest income	5	19
Interest expense—net of amounts capitalized	(937)	(1,827)
Total other expense	(932)	(1,808)
INCOME (LOSS) BEFORE TAXES	(17,807)	4,004
Income tax expense	—	—
NET INCOME (LOSS)	$(17,807)	$4,004
Participating securities—non-vested restricted stock	—	(99)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(17,807)	$3,905
Basic and diluted net income (loss) per share attributable to common shareholders	$(0.78)	$0.15
Basic and diluted weighted average number of common shares outstanding	22,837	25,299

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(In thousands)

(Unaudited)

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in- Capital	Retained Deficit	Total Stockholders’ Equity
Balance as of December 31, 2018	$—	$255	$37,329	$(2,455)	$531,911	$(25,363)	$541,677
Share-based compensation	—	1	—	—	(60)	—	(59)
Acquisition of treasury stock	—	—	—	(50,262)	—	—	(50,262)
Net loss	—	—	—	—	—	(17,807)	(17,807)
Retirement of treasury stock	—	(50)	—	50,000	(49,950)	—	—
Balance as of March 31, 2019	$—	$206	$37,329	$(2,717)	$481,901	$(43,170)	$473,549

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in- Capital	Retained Deficit	Total Stockholders’ Equity
Balance as of December 31, 2017	$—	$253	$37,329	$(1,603)	$524,755	$(75,147)	$485,587
Share-based compensation	—	1	—	—	2,795	—	2,796
Acquisition of treasury stock	—	—	—	(459)	—	—	(459)
Net income	—	—	—	—	—	4,004	4,004
Balance as of March 31, 2018	$—	$254	$37,329	$(2,062)	$527,550	$(71,143)	$491,928

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(17,807)	$4,004
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Losses on commodity derivative contracts—net	7,732	3,939
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	769	(160)
Asset retirement accretion	157	297
Depreciation, depletion, and amortization	11,794	15,213
Impairment in carrying value of oil and gas properties	9,653	—
Share-based compensation, net of amounts capitalized to oil and gas properties	966	2,210
Amortization of deferred financing costs	174	108
Change in operating assets and liabilities:
Accounts receivable—oil and gas sales	3,573	1,293
Accounts receivable—JIB and other	1,613	(663)
Other current and noncurrent assets	(1,529)	(1,750)
Accounts payable	1,044	(1,467)
Accrued liabilities	(4,972)	(869)
Other	(2)	(8)
Net cash provided by operating activities	$13,165	$22,147
CASH FLOWS FROM INVESTING ACTIVITIES
Investment in property and equipment	$(9,527)	$(31,758)
Net cash used in investing activities	$(9,527)	$(31,758)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of revolving credit facility	$(3,000)	$(50,000)
Proceeds from revolving credit facility	39,000	—
Repurchase of restricted stock for tax withholdings	(262)	(459)
Common stock repurchased and retired	(50,000)	—
Net cash used in financing activities	$(14,262)	$(50,459)
NET DECREASE IN CASH AND CASH EQUIVALENTS	$(10,624)	$(60,070)
Cash and cash equivalents, beginning of period	$11,341	$68,498
Cash and cash equivalents, end of period	$717	$8,428

SUPPLEMENTAL INFORMATION:
Non-cash transactions — investments in property and equipment accrued — not paid	$3,552	$18,508
Cash paid for interest, net of capitalized interest of $0.1 million, respectively	$664	$1,785
Right-of-use assets obtained in exchange for operating lease liabilities	$4,857	$—

MIDSTATES PETROLEUM COMPANY, INC.

SELECTED FINANCIAL AND OPERATING STATISTICS

	For the Three Months March 31,		For the Three Months Ended December 31,
	2019	2018	2018
Operating Data — Mississippian Lime:
Net production volumes:
Oil (Bbls/day)	3,381	4,564	4,463
NGLs (Bbls/day)	3,538	3,644	4,194
Natural gas (Mcf/day)	37,919	43,857	46,161
Total oil equivalents (MBoe)	1,191	1,397	1,505
Average daily production (Boe/day)	13,239	15,518	16,351
Operating Data — Anadarko Basin:
Net production volumes:
Oil (Bbls/day)	—	1,207	—
NGLs (Bbls/day)	—	1,065	—
Natural gas (MMcf)	—	8,671	—
Total oil equivalents (MBoe)	—	334	—
Average daily production (Boe/day)	—	3,717	—
Operating Data - Combined:
Net production volumes:
Oil (Bbls/day)	3,381	5,771	4,463
NGLs (Bbls/day)	3,538	4,709	4,194
Natural gas (Mcf/day)	37,919	52,528	46,161
Total oil equivalents (MBoe)	1,191	1,731	1,505
Average daily production (Boe/day)	13,239	19,235	16,351
Average Sales Prices:
Oil, without realized derivatives (per Bbl)	$53.65	$62.41	$58.73
Oil, with realized derivatives (per Bbl)	$57.00	$59.57	$63.64
Natural gas liquids, without realized derivatives (per Bbl)	$19.52	$26.04	$23.57
Natural gas liquids, with realized derivatives (per Bbl)	$19.52	$26.04	$23.57
Natural gas, without realized derivatives (per Mcf)	$1.94	$1.76	$2.35
Natural gas, with realized derivatives (per Mcf)	$1.86	$2.04	$1.93

Costs and Expenses (per Boe of production):
Lease operating	$6.82	$6.83	$6.27
Workover	$0.72	$1.73	$0.78
Gathering and transportation	$0.02	$0.03	$0.04
Severance and other taxes	$1.62	$1.65	$1.78
Asset retirement accretion	$0.13	$0.17	$0.10
Depreciation, depletion and amortization	$9.91	$8.79	$9.85
Impairment of oil and gas properties	$8.10	$—	$—
General and administrative	$5.40	$5.70	$3.20

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2019	2018	2018
Adjusted EBITDA to net income (loss) reconciliation:
Net income (loss)	$(17,807)	$4,004	$35,807
Depreciation, depletion and amortization	11,794	15,213	14,818
Impairment in carrying value of oil and gas properties	9,653	—	—
Losses (gains) on commodity derivative contracts—net	7,732	3,939	(25,425)
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	769	(160)	203
Income tax expense	—	—	—
Interest income	(5)	(19)	(5)
Interest expense, net of amounts capitalized	937	1,827	713
Asset retirement obligation accretion	157	297	152
Share-based compensation, net of amounts capitalized	966	2,210	1,078
Adjusted EBITDA	$14,196	$27,311	$27,341
Lagging costs associated with restructuring	$21	$37	$208
Costs incurred for strategic reviews	77	2,321	280
Advisory costs	—	—	—
Adjusted EBITDA before restructuring and advisory costs	$14,294	$29,669	$27,829

MIDSTATES PETROLEUM COMPANY, INC.

CASH OPERATING EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2019	2018	2018

Operating Expenses — GAAP	$38,984	$43,093	$33,128
Adjustments for certain non-cash items:
Asset retirement accretion	157	297	152
Share-based compensation, net	966	2,210	1,078
Depreciation, depletion and amortization	11,794	15,213	14,818
Impairment of oil and gas properties	9,653	—	—
Cash Operating Expenses — Non-GAAP	$16,414	$25,373	$17,080
Cash Operating Expenses — Non-GAAP per BOE	$13.78	$14.66	$11.35

Advisory fees	$—	$—	$—
Advisory fees, per BOE	$—	$—	$—

Lagging costs associated with restructuring	$21	$37	$208
Lagging costs associated with restructuring, per BOE	$0.02	$0.02	$0.14

Severance costs	$1,155	$1,596	$—
Severance costs, per BOE	$0.97	$0.92	$—

Costs incurred for strategic reviews	$77	$2,321	$280
Costs incurred for strategic reviews, per BOE	$0.06	$1.34	$0.19

Adjusted Cash Operating Expenses — Non-GAAP	$15,161	21,419	$16,592
Adjusted Cash Operating Expenses — Non-GAAP per BOE	$12.73	$12.37	$11.02

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED CASH GENERAL AND ADMINISTRATIVE EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2019	2018	2018

General and Administrative Expenses — GAAP	$6,438	$9,857	$4,805
Adjustments for certain non-cash and non-recurring items:
Share-based compensation, net	(966)	(2,210)	(1,078)
Capitalized general and administrative expenses	—	663	29
Severance costs	(1,155)	(1,596)	—
Costs incurred for strategic reviews	(77)	(2,321)	(280)
Advisory costs included in general and administrative expenses	—	(37)	(208)
Adjusted Cash General and Administrative Expenses — Non-GAAP	$4,240	$4,356	$3,268
Adjusted Cash General and Administrative Expenses — Non-GAAP per BOE	$3.56	$2.52	$2.17